Exhibit 99.1

Pangaea Logistics Solutions Ltd. Reports Financial Results for the Three Months Ended March 31, 2015

Company Reports Profitable First Quarter and Strong Demand for Services

NEWPORT, RI – May 14, 2015 – Pangaea Logistics Solutions Ltd. (“Pangaea” or the “Company”) (NASDAQ: PANL), a global provider of comprehensive maritime logistics solutions, announced today its results for the quarter ended March 31, 2015.

First Quarter Highlights

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Net Income attributable to Pangaea Logistics Solutions Ltd. was $7.6 million in the first quarter of 2015, or $0.22 per common share, compared with $6.6 million, or $0.19 per share on a pro forma basis[1], in the first quarter of 2014, representing 15% growth

•	Total revenue of $95.1 million for the first quarter of 2015, a 17% decrease compared to $114.2 million of total revenue reported in the first quarter of 2014
•	Adjusted EBITDA[2] was $12.9 million in the first quarter of 2015, compared with $12.6 million in the first quarter of 2014, representing 3% growth
•	Cash flow from operations was $11.2 million in the first quarter of 2015, compared with $10.4 million in the first quarter of 2014, representing 7% growth
•	Continued strong demand for voyage business with a 19% increase in number of voyage days in the first quarter of 2015 compared with the first quarter of 2014
•	Average time charter equivalent rates of $12,251 per day for the first quarter of 2015
•	At the end of the quarter, Pangaea had $42.6 million in cash and cash equivalents
•	Delivery of two new ice-class 1A panamax dry bulk carriers during the quarter, the m/v Nordic Olympic and m/v Nordic Odin in February 2015

Edward Coll, Chairman and Chief Executive Officer of Pangaea Logistics Solutions, stated, “The first quarter of 2015 was an especially strong start to the year as we executed on our disciplined approach to generating revenues in a challenging rate environment. Pangaea’s strategy of hiring vessels for short periods and only against known cargo contracts, together with declining bunker and charter-in costs, served us well during the quarter. Our differentiated and conservative approach to delivering dry bulk logistics services for our customers produced results markedly different from the broader dry bulk industry and in spite of extremely challenging weather and operating conditions in Eastern Canada this winter, and a milder than expected winter in North Europe, which limited demand for the Company’s ice-class tonnage.”

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1 Earnings per share represents total earnings allocated to common stock divided by the weighted average number of common shares outstanding. Pro forma adjusted earnings per share represents adjusted total earnings allocated to common stock divided by the weighted average number of shares giving effect to the mergers as if they had been consummated as of January 1, 2014. See Reconciliation of Adjusted EBITDA and Pro Forma Adjusted Earnings Per Share.

2 Adjusted EBITDA is a non-GAAP measure and represents operating earnings before interest expense, income taxes, depreciation and amortization, and other non-operating income and/or expense, if any. See Reconciliation of Adjusted EBITDA and Pro Forma Adjusted Earnings Per Share.

Results for the Quarter Ended March 31, 2015

The Company reported net income of $7.6 million, or $0.22 per common share, for the first quarter of 2015, a 15% increase over the first quarter of 2014 when the Company reported net income of $6.6 million, or $0.19 per common share on a pro forma basis. This increase was primarily attributable to voyage revenue tied to COAs making up an increased portion of total revenue when compared to market rate charter revenues. Low charter rates and bunker costs also contributed to this quarter’s results.

Total revenue of $95.1 million for the quarter ended March 31, 2015 decreased 17% from the $114.2 million generated in the same quarter in 2014 and comprised $90.6 million in voyage revenue and $4.5 million in charter revenue, year-over-year decreases of 1% and 80%, respectively. The decline in total revenue was primarily attributable to a 7% decrease in the Company’s total shipping days from 4,357 days in the first quarter of 2014 to 4,065 days in the first quarter of 2015. Total shipping days are the sum of voyage days, which are tied to COAs and increased 19% year-over-year, and charter days, which are subject to market rates and decreased 67% year-over-year. This reflects the Company’s strategy of limiting its exposure to decreasing rates by chartering in vessels only to meet the demands of specific COAs and voyage contracts in order to maximize profitability. Coll noted, “This quarter’s particularly strong results demonstrate the utility of this disciplined strategy in mitigating the impact of low market rates to the extent possible.”

“Because our owned fleet is matched to our portfolio of long-term COAs, we employ our vessels in shipping markets at lower risk,” Coll said. “In a challenging dry bulk market we can mitigate the challenge of low rates by limiting commitments on chartered-in tonnage to very short requirements, which reduces market risk and minimizes idle time.” Coll continued, “This agility allows us to focus on those sectors and routes that present profitable opportunities for voyage and charter business while conserving cash, enabling us to take advantage of attractive opportunities as they present themselves.”

Coll continued, “We will continue to control costs and strategically focus on specific trades where our unique expertise provides us with a competitive advantage, including ice-class and backhaul, to best position the Company for continued growth. Despite this risk-sensitive, flexible approach we are not immune to the historically low rates currently facing the industry and the continued volatility in bunker prices, which may be headwinds for us.”

Cash Flows

Cash and cash equivalents were $42.6 million as of March 31, 2015, compared with $29.8 million on December 31, 2014.

For the quarter ended March 31, 2015, the Company’s net cash provided by operating activities was $11.2 million, compared to $10.4 million for the quarter ended March 31, 2014.

For the quarters ended March 31, 2015 and 2014, net cash used in investing activities was $40.3 million and $14.9 million, respectively. Net cash provided by financing activities was $41.9 million and $8.9 million for the quarters ended March 31, 2015 and 2014, respectively. These increases reflect our purchase of new ice-class ships, including the m/v Nordic Olympic and m/v Nordic Odin, partially offset by the sale of the m/v Bulk Cajun.

Conference Call Details

The Company’s management team will host a conference call to discuss our financial results tomorrow, Friday, May 15, 2015 at 8:00 a.m., Eastern Time (ET). To access the conference call, please dial (888) 895-3561 (domestic) or (904) 685-6494 (international) approximately ten minutes before the scheduled start time and reference ID# 42194922.

Pangaea Logistics Solutions Ltd.
Consolidated Statements of Income

	Three months ended March 31,
	2015	2014
	(unaudited)	(unaudited)
Revenues:
Voyage revenue	$90,578,942	$91,559,529
Charter revenue	4,536,846	22,653,349
	95,115,788	114,212,878
Expenses:
Voyage expense	45,324,119	48,134,606
Charter hire expense	24,659,395	43,971,061
Vessel operating expenses	7,785,328	6,919,497
General and administrative	4,318,692	2,576,285
Depreciation and amortization	2,990,594	2,551,625
Loss on sale of vessels	88,868	-
Total expenses	85,166,996	104,153,074

Income from operations	9,948,792	10,059,804

Other income (expense):
Interest expense, net	(1,410,771)	(1,515,879)
Interest expense related party debt	(114,966)	(42,128)
Imputed interest on related party long-term debt	-	(322,947)
Unrealized gain (loss) gain on derivative instruments	823,455	(371,558)
Other income (expense)	83,149	(150,000)
Total other expense, net	(619,133)	(2,402,512)

Net income	9,329,659	7,657,292
Income attributable to noncontrolling interests	(1,729,730)	(1,064,007)
Net income attributable to Pangaea Logistics Solutions Ltd.	$7,599,929	$6,593,285

Earnings per common share:
Basic	$0.22	$0.17
Diluted	$0.22	$0.17

Weighted average shares used to compute earnings
per common share (Note 8)
Basic and diluted	34,756,980	13,421,955

Pangaea Logistics Solutions Ltd.
Consolidated Balance Sheets

	March 31,	December 31, ,
	2015	2014
Assets	(unaudited)
Current Assets
Cash and cash equivalents	$42,598,816	$29,817,507
Restricted cash	1,000,000	1,000,000
Accounts receivable (net of allowance of $4,349,650 at
March 31, 2015 and $4,029,669 at December 31, 2014)	19,565,184	27,362,216
Bunker inventory	13,792,771	15,601,659
Advance hire, prepaid expenses and other current assets	3,051,757	6,568,234
Vessels held for sale, net	3,741,375	4,523,804
Total current assets	83,749,903	84,873,420

Fixed assets, net	268,963,912	207,667,613
Investment in newbuildings in-process	15,296,477	38,471,430
Other noncurrent assets	1,310,216	1,450,802
Total assets	$369,320,508	$332,463,265

Liabilities and stockholders' equity
Current liabilities
Accounts payable, accrued expenses and other current liabilities	$28,656,068	$40,201,794
Related party debt	61,723,711	59,102,077
Deferred revenue	8,284,176	11,748,926
Current portion long-term debt	22,359,868	17,807,674
Line of credit	3,000,000	3,000,000
Dividend payable	12,724,825	12,824,825
Total current liabilities	136,748,648	144,685,296

Secured long-term debt, net	122,728,090	87,430,416

Commitments and contingencies

Stockholders' equity:
Preferred stock, $0.0001 par value, 1,000,000 shares	-	-
authorized and no shares issued or outstanding
Common stock, $0.0001 par value, 100,000,000 shares authorized
34,756,980 shares issued and outstanding at March 31, 2015
and December 31, 2014	3,476	3,476
Additional paid-in capital	134,122,003	133,955,445
Accumulated deficit	(28,542,798)	(36,142,727)
Total Pangaea Logistics Solutions Ltd. equity	105,582,681	97,816,194
Non-controlling interests	4,261,089	2,531,359
Total stockholders' equity	109,843,770	100,347,553
Total liabilities and stockholders' equity	$369,320,508	$332,463,265

Pangaea Logistics Solutions Ltd.
Consolidated Statements of Cash Flows

	Three months ended March 31,
	2015	2014
	(unaudited)	(unaudited)
Operating activities
Net income	$9,329,659	$7,657,292
Adjustments to reconcile net income to net cash
provided by operations:
Depreciation and amortization expense	2,990,594	2,551,625
Amortization of deferred financing costs	225,182	284,743
Unrealized (gain) loss on derivative instruments	(823,455)	371,558
Loss from equity method investee	(53,201)	-
Provision for doubtful accounts	319,981	73,543
Loss on sales of vessels	88,868	-
Write off unamortized financing costs of repaid debt	25,557	-
Amortization of discount on related party long-term debt	-	322,947
Share-based compensation	166,558	-
Change in operating assets and liabilities:
Accounts receivable	7,477,051	20,364,070
Bunker inventory	1,808,888	879,826
Advance hire, prepaid expenses and other current assets	3,863,659	2,577,048
Account payable, accrued expenses and other current liabilities	(10,771,168)	(14,936,544)
Deferred revenue	(3,464,750)	(9,708,056)
Net cash provided by operating activities	11,183,423	10,438,052

Investing activities
Purchase of vessels	(44,824,665)	(14,382,779)
Proceeds from sales of vessels	4,523,804	-
Deposits on newbuildings in-process	-	(63,953)
Drydocking costs	-	(409,000)
Purchase of building and equipment	(5,399)	(3,612)
Net cash used in investing activities	(40,306,260)	(14,859,344)

Financing activities
Proceeds of related party debt	2,506,667	-
Payments on related party debt	-	(162,928)
Proceeds from long-term debt	45,000,000	13,000,000
Payments of financing and issuance costs	(664,722)	(41,079)
Payments on long-term debt	(4,837,799)	(3,837,264)
Common stock dividends paid	(100,000)	(100,000)
Net cash provided by financing activities	41,904,146	8,858,729

Net increase in cash and cash equivalents	12,781,309	4,437,437
Cash and cash equivalents at beginning of period	29,817,507	18,927,927
Cash and cash equivalents at end of period	$42,598,816	$23,365,364

Disclosure of noncash items
Dividends declared, not paid	$-	$2,101,207
Imputed interest on related party long-term debt	$-	$200,802
Cash paid for interest	$1,185,589	$1,439,827

Pangaea Logistics Solutions Ltd.
Reconciliation of Adjusted EBITDA and Pro Forma Adjusted Earnings Per Share

	Three months ended March 31,
	2015	2014
Adjusted EBITDA	(unaudited)	(unaudited)

Income from operations	$9,949	$10,060
Depreciation and amortization	2,991	2,552
Adjusted EBITDA	$12,940	$12,612

Earnings Per Common Share
Net Income attributable to Pangaea Logistics Solutions Ltd.	7,560	-
Net Income attributable to Bulk Partners (Bermuda) Ltd.	-	6,593
less adjustments related to pre-merger capital structure	-	(4,317)
Total earnings allocated to common stock	$7,560	$2,276
Weighted average number of common shares outstanding	34,756,980	13,421,955
Earnings per common share	$0.22	$0.17

Pro Forma Adjusted EPS
Total Income allocated to common stock	$7,560	$2,276
Non-GAAP
plus adjustments related to pre-merger capital structure	-	4,317
Non-GAAP Pro forma adjusted total earnings allocated to common stock	$7,560	$6,593
Non-GAAP Pro forma weighted average number of common shares outstanding	34,756,980	34,696,997
Non-GAAP Pro forma Adjusted EPS	$0.22	$0.19

INFORMATION ABOUT NON-GAAP FINANCIAL MEASURES. As used herein, “GAAP” refers to accounting principles generally accepted in the United States of America. To supplement our consolidated financial statements prepared and presented in accordance with GAAP, this earnings release discusses non-GAAP financial measures, including (1) non-GAAP adjusted EBITDA and (2) non-GAAP pro forma adjusted earnings per share (“EPS”). These are considered non-GAAP financial measures as defined in Rule 101 of Regulation G promulgated by the Securities and Exchange Commission. Generally, a non-GAAP financial measure is a numerical measure of a company’s historical or future performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use these non-GAAP financial measures for internal financial and operational decision making purposes and as a means to evaluate period-to-period comparisons of the performance and results of operations of our core business. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding the performance of our core business by excluding non-cash losses on impairment of vessels and non-recurring charges that may not be indicative of our recurring core business operating results. These non-GAAP financial measures also facilitate management's internal planning and comparisons to our historical performance and liquidity. We believe these non-GAAP financial measures are useful to investors as they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making and are used by our institutional investors and the analyst community to help them analyze the performance and operational results of our core business.

Non-GAAP adjusted net income attributable to Pangaea Logistics Solutions Ltd., Adjusted EBITDA, and pro forma adjusted EPS. Adjusted net income attributable to Pangaea Logistics Solutions Ltd. represents net income attributable to Pangaea Logistics Solutions Ltd. calculated in accordance with GAAP, plus non-cash losses on impairment of vessels and non-recurring charges. Adjusted EBITDA represents operating earnings before interest expense, income taxes, depreciation, amortization and loss on impairment of vessels. Earnings per share represents total earnings allocated to common stock divided by the weighted average number of common shares outstanding. Pro forma adjusted earnings per share represents adjusted total earnings allocated to common stock divided by the weighted average number of shares giving effect to the mergers as if they had been consummated as of January 1, 2014.

There are limitations related to the use of non-GAAP adjusted net income attributable to Pangaea Logistics Solutions Ltd., adjusted EBITDA, and pro forma adjusted EPS versus net income, income from operations, and EPS calculated in accordance with GAAP. In particular, Pangaea’s definition of adjusted net income attributable to Pangaea Logistics Solutions Ltd., adjusted EBITDA, and pro forma adjusted EPS used here is not comparable to net income, EBITDA, and EPS. Management provides specific information in order to reconcile the GAAP or non-GAAP measure to adjusted net income attributable to Pangaea Logistics Solutions Ltd., adjusted EBITDA, and pro forma adjusted EPS.

The table set forth above provides a reconciliation of the non-GAAP financial measures presented to the most directly comparable financial measures prepared in accordance with GAAP.

About Pangaea Logistics Solutions Ltd.

Pangaea Logistics Solutions Ltd. (NASDAQ: PANL) provides logistics services to a broad base of industrial customers who require the transportation of a wide variety of dry bulk cargoes, including grains, pig iron, hot briquetted iron, bauxite, alumina, cement clinker, dolomite, and limestone. The Company addresses the transportation needs of its customers with a comprehensive set of services and activities, including cargo loading, cargo discharge, vessel chartering, and voyage planning. Learn more at www.pangaeals.com.

Forward-Looking Statements

Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Act of 1995. These forward-looking statements are based on our current expectations and beliefs and are subject to a number of risk factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The Company disclaims any obligation to publicly update or revise these statements whether as a result of new information, future events or otherwise, except as required by law. Such risks and uncertainties include, without limitation, the strength of world economies and currencies, general market conditions, including fluctuations in charter rates and vessel values, changes in demand for dry bulk shipping capacity, changes in our operating expenses, including bunker prices, dry-docking and insurance costs, the market for our vessels, availability of financing and refinancing, charter counterparty performance, ability to obtain financing and comply with covenants in such financing arrangements, changes in governmental rules and regulations or actions taken by regulatory authorities, potential liability from pending or future litigation, general domestic and international political conditions, potential disruption of shipping routes due to accidents or political events, vessels breakdowns and instances of off-hires and other factors, as well as other risks that have been included in filings with the Securities and Exchange Commission, all of which are available at www.sec.gov.

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